Exhibit 99.1

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in Manitoba, British Columbia, Alberta, Ontario, and Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority in Canada has expressed an opinion about these securities and it is an offence to claim otherwise.  This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

The securities offered by this short form prospectus have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws. Accordingly, the securities may not be offered or sold within the United States except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities requirements or pursuant to exemptions therefrom, and in compliance with the terms of the Agency Agreement (as defined herein). This short form prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of these the securities within the United States.  See “Plan of Distribution”.

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary, IntelGenx Technologies Corp., 6425 Abrams, Ville St-Laurent, Québec, H4S 1X9 (Telephone 514-331-7440), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM PROSPECTUS

New Issue

July 27, 2009

INTELGENX TECHNOLOGIES CORP.

10,476,000 Units issuable upon exercise of outstanding Special Warrants

This short form prospectus of IntelGenx Technologies Corp. (“IntelGenx” or the “Company”) hereby qualifies for distribution, in Manitoba, British Columbia, Alberta and Ontario (the “Jurisdictions”), 10,476,000 units of the Company (each, a “Unit”) issuable upon exercise or deemed exercise of 10,476,000 issued and outstanding special warrants (each, a “Special Warrant”). The Special Warrants were issued by the Company on July 13, 2009 (the “Closing Date”) at a price of $0.40 per Special Warrant (the “Offering Price”) for aggregate gross proceeds of $4,190,400 pursuant to prospectus exemptions under applicable securities legislation (the “Special Warrant Offering”) under the terms of Special Warrant certificates (the “Special Warrant Certificates”), and in accordance with an agency agreement dated July 13, 2009 (the “Agency Agreement”) among the Company and Paradigm Capital Inc. (“Paradigm”), Bolder Investment Partners, Ltd. and Union Securities Ltd. (collectively, the “Agents”). Each Unit consists of one share of common stock of IntelGenx (each, a “Unit Share”) and one common share purchase warrant (each, a “Warrant”), with each Warrant exercisable for one share of common stock of IntelGenx (each, a “Warrant Share”) at an exercise price of US$0.80 until 5:00p.m. (Toronto time) on July 13, 2012. The issue price of $0.40 per Special Warrant was determined by negotiation between the Company and the Agents. See “Plan of Distribution”. The Special Warrants are not available for purchase pursuant to this prospectus and no additional funds are to be received by the Company from the distribution of the Units upon exercise or deemed exercise of the Special Warrants.

Each Special Warrant entitles the holder thereof to acquire one Unit, subject to adjustment in certain circumstances, at no additional cost at any time before 5:00 p.m. (Toronto time) (the “Time of Expiry”) on the earlier of (i) the date (the “Clearance Date”) which is five business days following the later of the date on which a receipt for the final short form prospectus (a “Final Receipt”) qualifying the distribution of the Units has been issued by the last of the securities regulatory authorities in the Jurisdictions to issue a receipt (the “Final Receipt Date”), and the date (the “Registration Date”) on which a registration statement in respect of the Units, Warrant Shares, Compensation Options (as defined herein), Compensation Options Shares (as defined herein) and Broker Shares (as defined herein) is declared effective by the United States Securities and Exchange Commission (the “SEC”); and (ii) November 14, 2009 (the “Clearance Deadline”).  Any Special Warrants which have not been exercised prior to the Time of Expiry will be deemed exercised immediately prior to the Time of Expiry in accordance with the terms of the Special Warrants. In the event the Clearance Date has not occurred on or prior to 5:00 p.m. (Toronto time) on the Clearance Deadline, each Special Warrant shall thereafter be deemed exercised for no additional consideration or further action on the part of the holder into 1.1 Unit Shares and 1.1 Warrants (in lieu of 1 Unit Share and 1 Warrant) (the additional 0.1 Unit Share and 0.1 Warrant being the “Additional Securities”).  This prospectus also qualifies the distribution of any Additional Securities issuable upon the deemed exercise of the Special Warrants in the circumstances described herein.  For the purposes hereof, the terms “Unit Shares” and “Warrants” shall include as applicable, the Additional Securities.  See “Plan of Distribution”.

The Unit Shares, Warrants and Warrant Shares are restricted securities within the meaning of Rule 144 (“Rule 144”) of the U.S. Securities Act and as a result cannot be freely transferred except pursuant to an effective registration filed with the SEC or pursuant to exemptions from the registration requirements of the U.S. Securities Act. The Company has undertaken to register the resale of the Unit Shares, Warrants and Warrant Shares with the SEC, however, until the date that such registration is declared effective none of the Unit Shares, Warrants or Warrant Shares may be offered, sold, pledged or otherwise transferred except (a) to the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable Canadian local laws and regulations; (c) within the United States, in accordance with (i) Rule l44A (“Rule 144A”) under the U.S. Securities Act  to a person the seller reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that is purchasing for its own account or for the account of one or more “qualified institutional buyers” and to whom notice is given that the offer, sale, pledge or transfer is being made in reliance upon Rule 144A, or (ii) Rule 144, if available, and in compliance with any applicable state securities laws of the United States; or (d) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws of the United States after providing an opinion of counsel of recognized standing reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the U.S. Securities Act.  Any certificates representing any Unit Shares, Warrants or Warrant Shares when originally issued, and all certificates issued in exchange for or in substitution of such certificates will bear a restrictive legend setting forth the restrictions described above until such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.  See “United States Securities Law Restrictions” in “Risk Factors”.

The following table sets forth the Offering Price, Agents’ Commission and Net Proceeds to the Company from the sale of the Special Warrants:

	Offering Price	Agents’ Commission(1)	Net Proceeds(2)
Per Special Warrant	$0.40	$0.032	$0.368
Total(3)(4)	$4,190,400	$335,232	$3,855,168

_____________________

(1)

The Company paid the Agents a cash commission (the “Agent Commission”, equal to 8% of the gross proceeds raised from the Special Warrant Offering. The Company also issued to the Agents 419,040 shares of common stock (the “Broker Shares”) and 838,080 compensation options (the “Compensation Options”).  Each Compensation Option entitles the holder thereof to purchase one share of common stock (the “Compensation Option Shares”) at an exercise price of US$0.80 until 5:00p.m. (Toronto time) on July 13, 2012.  The Company also reimbursed the Agents for certain expenses in connection with the Special Warrant Offering.  No commission or fee is payable to the Agents in connection with the distribution of the Units upon exercise of the Special Warrants.

(2)

Before deducting the expenses of the Special Warrant Offering and qualification for distribution of the Units, estimated to be $250,000 which were or will be paid out of the gross proceeds of the Special Warrant Offering.

(3)

The distribution of the Unit Shares and Warrants on exercise or deemed exercise of the Special Warrants will not result in any proceeds being received by the Company.

Any Unit Shares or Warrants issued upon the exercise of Special Warrants (or Warrant Shares issued upon exercise of the Warrants) prior to the Final Receipt Date will be subject to relevant hold periods under applicable securities legislation.

An investment in the Company is highly speculative due to the nature of the Company’s involvement in pharmaceutical research and development.  IntelGenx’s business is subject to the risks normally encountered by a company engaged in research, development and commercialization of new oral drug delivery technologies within the pharmaceutical industry.  See “Risk Factors”.

The outstanding Common Shares of the Company are listed and posted for trading on the TSX Venture Exchange (“TSXV”) under the symbol “IGX” and on the OTC Bulletin Board (“OTCBB”) under the symbol “IGXT”.  On June 17, 2009, the last trading day prior to the announcement of the Special Warrant Offering, the closing price of the Common Shares was $0.40 on the TSXV and US$0.51 on the OTCBB.  The closing price of the Common Shares on July 24, 2009 (the last trading day before the date hereof) was $0.64 on the TSXV and US$0.699 on the OTCBB.  The TSXV has conditionally approved the Special Warrant Offering and listing of the Unit Shares to be distributed upon exercise or deemed exercise of the Special Warrants, including the Warrant Shares to be issued upon exercise of the Warrants, subject to the Company fulfilling all of the customary requirements of the TSX.

Agents’ Position(1)	Number of Securities Held	Exercise Period	Exercise Price
Compensation Options	838,080 Compensation Options	36 months/ July 13, 2012	US$0.80
Total Securities under Option	838,080 Compensation Options	36 months/ July 13, 2012	US$0.80

(1)

The Agents were granted 838,080 Compensation Options pursuant to the Special Warrant Offering which are exercisable for the same number of Compensation Option Shares.  In connection with the Special Warrant Offering, the Agents were also issued on the Closing Date, 419,040 Broker Shares.  This prospectus does not qualify the grant of Compensation Options or the issuance of the Compensation Option Shares upon exercise thereof or the issue of the Broker Shares.

Definitive certificates for the Unit Shares and Warrants will be available for delivery upon exercise or deemed exercise of the Special Warrants.

There is no market through which the Special Warrants may be sold and none is expected to develop and there is no market through which the Warrants may be sold and Warrant holders may not be able to resell the Warrants.  See “Risk Factors”.

The Company is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada.  Although IntelGenx has appointed Horst Zerbe, Chief Executive Officer of the Company, 6425 Abrams, Ville St-Laurent, Québec, H4S 1X9 as its agent for service of process in Québec, it may not be possible for investors to enforce judgments obtained in Canada against the Company.

The Company’s registered and head office is located at 6425 Abrams, Ville St-Laurent, Quebec H4S 1X9.

All currency amounts in this prospectus are in Canadian dollars unless otherwise indicated.

TABLE OF CONTENTS

Cautionary Statement Regarding Forward Looking Statements	5
Documents Incorporated by Reference	6
Eligibility for Investment	7
The Company	7
Business of The Company	7
Recent Developments	8
Use of Proceeds	9
Consolidated Capitalization of the Company	11
Description of Securities	11
Prior Sales	13
Trading Price and Volume	13
Plan of Distribution	14
Certain Canadian Federal Income Tax Considerations	16
Risk Factors	21
Interest of Experts	22
Auditors, Transfer Agent and Registrar	23
Purchasers’ Statutory Rights	23
Contractual Right of Action for Rescission	23
Auditors’ Consent	C-1
Certificate of the Company	C-2
Certificate of the Agents	C-3

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements.  All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.  Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements.  These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements.  Although the forward-looking statements contained in this prospectus or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this prospectus or as of the date specified in the documents incorporated by reference herein, as the case may be.  The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

Factors which could cause future outcomes to differ materially from those set out in the forward looking statements include, but are not limited to: the ability to obtain sufficient and suitable financing to support operations, R&D clinical trials and commercialization of products; the ability to execute partnerships and corporate alliances; uncertainties relating to the regulatory approval process; the ability to develop drug delivery technologies and manufacturing processes that result in competitive advantage and commercial viability; the reliance on third-party manufacturers being able to produce the products in a timely manner; the impact of competitive products and pricing and the ability to successfully compete in the targeted markets; the successful and timely completion of pre-clinical and clinical studies; the ability to attract and retain key personnel and key collaborators; the ability to adequately protect proprietary information and technology from competitors; and the ability to ensure that we do not infringe upon the rights of third parties.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada.  Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary, IntelGenx Technologies Corp., 6425 Abrams,Ville St-Laurent, Québec H4S 1X9 (Telephone: 514-331-7440), and are also available electronically on SEDAR at www.sedar.com.  The Company’s filings through SEDAR are not incorporated by reference in this prospectus except as specifically set out herein.

The following documents filed with the securities commission or similar regulatory authority in each of the Jurisdictions (the “Disclosure Documents”), are specifically incorporated by reference into, and form an integral part of, this prospectus:

(a)

Form 10-K (Annual Report dated March 24, 2009, which includes the audited consolidated financial statements and the auditor’s report thereon and related management’s discussion and analysis (“MD&A”), for the year ended December 31, 2008) (“Form 10K”);

(b)

Form 10-Q (unaudited interim consolidated financial statements and the notes thereto and the related MD&A for the three months ended March 31, 2009);

(c)

Management information circular dated August 11, 2008 in connection with the annual meeting of shareholders held on September 8, 2008 (“Management Information Circular”);

(d)

Form 8-K (material change report) dated March 17, 2009 in respect of David Coffin-Beach’s resignation from the Company’s board of directors (the “Board”);

(e)

Form 8K (material change report) dated April 15, 2009 in respect of the appointment of Bernd Melchers to the Board;

(f)

Material Change Report Form 51-102F3 dated June 26, 2009 in respect of the Special Warrants Offering; and

(g)

Form 8-K (material change report) dated July 2, 2009 in respect of Joel Cohen’s resignation from the Board.

Material change reports (other than confidential reports), business acquisition reports, interim financial statements and all other documents of the type referred to above and any other document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this prospectus and before completion or withdrawal of the distribution of the Units, will be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ELIGIBILITY FOR INVESTMENT

In the opinion of Borden Ladner Gervais LLP, counsel for the Company, and Cassels Brock & Blackwell LLP, counsel to the Agents, based on the provisions of the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder in force as of the date hereof, provided that the Unit Shares and Warrant Shares are listed on a “designated stock exchange” under the Tax Act (which includes the TSXV), the Unit Shares and Warrant Shares, on the date of their issuance, will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered disability savings plans, registered education savings plans and tax-free savings accounts (collectively “registered plans”). The Warrants will be qualified investments for registered plans, on the date of their issuance, provided the Warrant Shares are listed on a designated stock exchange under the Tax Act (which includes the TSXV) and IntelGenx is not a “connected person” under the registered plan. A “connected person” in relation to a registered plan is a person who is an annuitant, a beneficiary, an employer or a subscriber under, or a holder of, the registered plan and any person who does not deal at arm’s length with that person.

Notwithstanding that the Unit Shares, Warrant Shares and Warrants are qualified investments for a tax-free savings account, a holder will be subject to a penalty tax if the Unit Shares, Warrant Shares or Warrants held in a tax-free savings account are a “prohibited investment” under the Tax Act. The Unit Shares, Warrant Shares and the Warrants generally will not be “prohibited investments” unless the holder of the tax-free savings account does not deal at arm's length with IntelGenx, or the holder has a “significant interest” (within the meaning of the Tax Act) in IntelGenx or a corporation, partnership or trust with which IntelGenx does not deal at arm's length for the purposes of the Tax Act.

THE COMPANY

IntelGenx (formerly called Big Flash Corp.) is a corporation existing and incorporated under the laws of Delaware on July 27, 1999. On April 28, 2006, Big Flash Corp., through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a company incorporated pursuant to the laws of Canada on June 15, 2003. IntelGenx Corp. has continued operations as the Company’s sole operating subsidiary. Big Flash Corp. changed its name to IntelGenx Technologies Corp. in August of 2006.

BUSINESS OF THE COMPANY

IntelGenx is a drug delivery company focusing on the development of novel, orally administered drug delivery products based on our proprietary oral drug delivery technologies. We have positioned ourselves as a provider of product development services for the pharmaceutical industry, including the branded and generic pharmaceutical markets.

Our product development efforts are based upon three delivery platform technologies: (1) a Multilayer Tablet technology (2) an Oral Film technology, and (3) a Mucoadhesive Tablet technology. Our Multilayer Tablet technology allows for the development of oral controlled release products. It is designed to be versatile and to reduce manufacturing costs as compared to competing oral extended-release delivery technologies. The Oral Film technology allows for the instant delivery of pharmaceuticals to the oral cavity, while the Mucoadhesive Tablet technology allows for the controlled release of active substances to the oral mucosa.

Our Multilayer Tablet (“VersaTab”) platform technology represents a new generation of controlled release layered tablets designed to modulate the release of active compounds. The technology is based on a multilayer tablet with an active core layer and erodible cover layers. The release of the active drug from the core matrix initially occurs in a first-order fashion. As the erodible layers start to disintegrate, the permeation of the active ingredient through the cover layers increases. Thus, the Multilayer Tablet can produce quasi-linear (zero-order) kinetics for releasing a chemical compound over a desired period of time. The erosion rate of the cover layers can be customized according to the physico-chemical properties of the active drug. In addition, our Multilayer Tablet technology offers the opportunity to develop combination products in a regulatory-compliant format. Combination products are made up of two or more active ingredients that are combined into a single dosage form.

Our Oral Film technology (“Versafilm”) is made up of a thin (25-35 micron) polymeric film comprised of United States Pharmacopeia components that are approved by the United States Food & Drug Administration (the “FDA”) for use in food, pharmaceutical, and cosmetic products. Derived from the edible film technology used for breath strips and initially developed for the instant delivery of savory flavors to food substrates, the VersaFilm technology is designed to provide a rapid response relative to existing fast dissolving oral tablets. The VersaFilm technology is intended for indications requiring rapid onset of action, such as migraine, motion sickness, erectile dysfunction, and nausea.

Our Mucoadhesive Tablet (“AdVersa”) is a drug delivery system capable of adhering to the oral mucosa and releasing the drug onto the site of application at a controlled rate. AdVersa is designed to provide the following advantages relative to competing technologies: (i) it avoids the first pass effect (whereby the liver metabolizes the active and greatly reduces the level of drug in the systemic circulation), (ii) it leads to a higher absorption rate as compared to the conventional oral route, and (iii) it achieves a rapid onset of action for the drug. The Mucoadhesive Tablet technology is designed to be versatile in order to permit the site of application, residence time, and rate of release of the drug to be modulated to achieve the desired results.

Drug delivery systems are an important tool for physicians and other medical personnel for purposes of optimizing drug therapy. For the pharmaceutical industry, drug delivery systems represent an opportunity to extend the market exclusivity and product lifecycle of drugs whose patent protection is nearing expiration.

IntelGenx’s primary business strategy is to develop pharmaceutical products based upon our proprietary drug delivery technologies and to license the commercial rights to our products to companies in the pharmaceutical industry once the viability of a product has been demonstrated. In exchange for licensing rights to our products, the Company seeks to generate additional revenues through a combination of one or more of the following: advance down payments, milestone fees, reimbursement for development costs, and royalties on sales. In addition, we may receive a manufacturing royalty from our contract manufacturers for the exclusive right to manufacture our products. The companies we partner with are typically responsible for managing the product regulatory approval process with the FDA and/or other regulatory bodies, as well as for the marketing and distribution of the products. On a case-by-case basis, IntelGenx may be responsible for providing all or part of the documentation required for the regulatory submission.

In addition to pursuing partnering arrangements that provide for the full funding of a drug development project, we may undertake development of selected product opportunities until the marketing and distribution stage. We would first assess the potential and associated costs for development of a product, and then determine at which stage it would be most prudent to seek a partner, balancing costs against the potential for higher returns later in the development process.

RECENT DEVELOPMENTS

During 2009, the Company has achieved a number of milestones in its strategic development, growth and future income.

On April 3, 2009 the Company and Cary Pharmaceuticals Inc. (“Cary Pharmaceuticals”) filed a new drug application (“NDA”) under CFR 21 §505(b)(2) for the antidepressant CPI-300. The FDA has accepted the filing for standard review and pursuant to Prescription Drug User Fee Act (PDUFA) guidelines, IntelGenx expects the FDA will complete its review or otherwise respond to the NDA by February 6, 2010.  CPI-300 is a new strength of a leading antidepressant that will provide a more convenient dosing option to patients with major depressive disorder (MDD). IntelGenx and Cary Pharmaceuticals entered into a collaborative agreement in November 2007 (the “Collaborative Agreement”) to jointly develop and commercialize CPI-300 using IntelGenx’s proprietary oral delivery technology. Under the terms of the Collaborative Agreement, as amended, IntelGenx raised $2 million in March 2008 to fund completion of the product development and Cary Pharmaceuticals acted as the applicant for the submission of the NDA. Upon commercialization of the product, IntelGenx and Cary Pharmaceuticals will share profits in accordance with the terms of the Collaborative Agreement.

On April 14, 2009 the Company and Cannasat Therapeutics Inc., announced positive results for the Phase 1(b) clinical trial of Relivar, the first buccal dronabinol drug delivery product, which was developed using IntelGenx’s proprietary AdVersa buccal delivery technology.  Buccal delivery allows for drug absorption from the mouth directly into the bloodstream as opposed to the intestinal tract absorption seen with oral tablet technologies. In this clinical trial, Relivar delivered twice the amount of dronabinol into the bloodstream versus the reference oral drug, a leading commercially available drug, (as measured by the area under the plasma concentration time curve (AUC)) with no increase in adverse events. The randomized, single dose, double crossover study compared Relivar to the reference oral dosage form of dronabinol at 2.5 mg in healthy volunteers.  Relivar was well-tolerated with no adverse events noted in this study. Relivar met its primary goal of delivering a greater dose of the drug through the buccal mucosa versus the reference compound, which is orally ingested and has an intestinal absorption mechanism. Relivar also showed nearly a 50% reduction in the ratio of 11-OH-THC to the parent drug versus the reference oral dronabinol in the same subjects. Literature suggests that the 11-OH-THC metabolite, which is also a marker of absorption in the gut, is responsible for the pronounced adverse central nervous system (CNS) events of oral dronabinol. Relivar also showed an extended absorption profile which may be advantageous for improved dosing.

On January 15, 2009 the Company announced that it had entered into an agreement (the “Circ Pharma Agreement”) to form a new partnership with Circ Pharma Limited (“Circ Pharma”), a specialty pharmaceutical company based in Ireland, to develop and commercialize a novel drug for the treatment of hyperlipidemia (elevation of lipids/fats in the bloodstream). This is the first product in a series of Circ Pharma’s controlled release lipid lowering agents specifically designed to target and improve drug absorption in order to reduce the effective dose and potentially lower the side effects. In accordance with the Circ Pharma Agreement, IntelGenx will be responsible for the formulation, manufacture and supply to Circ Pharma of the drug product. Circ Pharma will be responsible for commercialization of the product. Under the terms of the Circ Pharma Agreement, Circ Pharma will fund the development of the product and IntelGenx will receive royalties from the product’s sales.  IntelGenx will use its proprietary VersaTab technology to formulate the product.

USE OF PROCEEDS

Proceeds and Funds Available

The net proceeds to the Company from the Special Warrant Offering were approximately $3,855,168 after deducting the fees of $335,232 payable to the Agents (and excluding the additional expenses of the Special Warrant Offering and the qualification for distribution of the Units estimated at $250,000). As at the date of this prospectus, none of the proceeds from the Special Warrant Offering have been spent other than to cover expenses associated with such offering. The Company will not receive any additional cash proceeds upon the exercise or deemed exercise of the Special Warrants.

Principal Purposes

The Company intends to use the net proceeds of the Special Warrant Offering as follows:

Project	Development Stage	Research Activities Planned	Estimated Completion	Estimated Cost

Research and Development
Pharmaceutical R&D	Ongoing	Ongoing R&D projects	Ongoing	$900,000
Clinical Studies
Tadalafil Oral Film	Formulation Development	Pilot Phase (I) Study	Sep-09	$50,000
Tadalafil Oral Film	Formulation Development	Phase (IIa) Study	Jun-10	$500,000
Rizatriptan Oral Film	Preclinical Development	Phase (IIa) Study	Dec-09	$400,000
Loperamide Oral Film	Formulation Development	Pilot Phase (I) Study	Dec-09	$50,000
Laboratory and Equipment	Ongoing		Ongoing	$350,000
R&D Working Capital	Ongoing		Ongoing	$400,000
Subtotal				$2,650,000

Repayment of Convertible Notes(1)(2)				$1,128,826
General Working Capital				$76,342

Total Net Proceeds				$3,855,168

(1)

This amount represents the convertible notes outstanding as at July 13, 2009 at an exchange rate of CAD$0.866.

(2)

This amount may decrease if one or more holders of convertible notes choose to convert its note on or before the due date, September 22, 2009, in accordance with the terms of the convertible note agreements entered into on May 22, 2007.  The amount of any such reduction will be added to General Working Capital or R&D Working Capital, at the sole discretion of the Board.

Disclosure regarding the additional steps required to reach commercial production, together with an estimate of costs and timing associated with reaching this stage cannot be determined at this time. Typically, the Company enters into development and licensing agreements with industry partners who then fund the remaining costs of project development. For the projects listed above, such industry partners have not been identified yet, and hence the Company is unable to determine at this time which portion of the remaining development costs will have to be borne by the Company.

Business Objectives and Milestones

The net proceeds from the Special Warrant Offering will be used towards: (i) the commercialization and development of drugs to be delivered using the Company’s Oral Film technology and Multi Layer Tablet platform, (ii) the repayment of outstanding convertible notes, (iii) capital expenditures, (iv) strategic investments, (including business development), (v) pharmaceutical research and development, and (vi) general working capital purposes.

The net proceeds of the Special Warrant Offering will be used to meet the Company’s stated business objectives of the development of novel oral controlled-release drug delivery technologies.

Due to the uncertainty around pharmaceutical research and development activities, product commercialization and the regulatory process, budgets are regularly reviewed in light of the success of expenditures and other opportunities which may become available to the Company.  Accordingly, while the Company intends to spend the funds available to it as stated in this prospectus, there may be circumstances where, for business reasons, a reallocation of funds may be deemed prudent or necessary.  While actual expenditures may differ from these amounts and allocations, the net proceeds will be used by the Company in furtherance of its business.

CONSOLIDATED CAPITALIZATION OF THE COMPANY

The following table sets forth the capitalization of the Company as at March 31, 2009, both before and after giving effect to the Special Warrant Offering. The table should be read in conjunction with the financial statements of the Company for the three month period ended March 31, 2009, including the notes thereto and related MD&A, incorporated by reference in this prospectus.

Designation	Authorized	As at March 31, 2009 before giving effect to the Special Warrant Offering	As at March 31, 2009 after giving effect to the Special Warrant Offering
Indebtedness (1)	n/a	US$859,631	US$$859,631
Common Shares(2)(3)		$12,927,001	$19,681,926
par value US$0.00001	100,000,000	(20,850,002 Common Shares)	(31,745,042 Common Shares) (4)
Preferred Shares	20,000,000	0	0
Par Value US$0.00001
Shareholders’ Equity(5)	n/a	US$(397,600)	US$2,943,289

__________________

(1)

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totalling US$1,500,000. As at March 31, 2009 the Company had convertible notes of US$859,631 outstanding, which represents US$1,230,241 in convertible note financing less unamortized discount and deferred charges of US$370,610. The convertible notes are repayable on September 22, 2009.

(2)

As at March 31, 2009, the Company had outstanding (i) share purchase options to purchase 2,018,756 Common Shares with a weighted average exercise price of US$0.96, (ii) share purchase warrants to purchase 214,286 Common Shares at an exercise price of US$0.70, (iii) share purchase warrants to purchase 4,321,080 Common Shares at an exercise price of US$1.02, and (iv) share purchase warrants to purchase 2,142,857 Common Shares at an exercise price of US$0.80.

(3)

As at July 13, 2009, prior to giving effect to the Special Warrant Offering, the Company had 20,881,073 Common Shares outstanding.

(4)

In connection with the Special Warrant Offering, the Company issued to the Agents on the Closing Date, 419,040 Broker Shares, together with 10,476,000 Common Shares of the Company issuable upon exercise or deemed exercise of 10,476,000 issued and outstanding Special Warrants.

(5)

Shareholders’ Equity as at March 31, 2009 after giving effect to the Special Warrant Offering reflects gross proceeds, less fees payable to the Agents.

Other than as noted above and under “Prior Sales”, there have been no material changes to the share and loan capital of the Company on a consolidated basis since March 31, 2009.

DESCRIPTION OF SECURITIES

The authorized share capital of the Company consists of 100,000,000 shares of common stock with a par value of US$0.00001 (the “Common Shares”) and 20,000,000 shares of preferred stock with a par value of US$ 0.00001.  As at July 24, 2009, there were 20,881,073 Common Shares and no preferred stock issued and outstanding.  See “Consolidated Capitalization of the Company”.

Special Warrants

The Special Warrants were issued pursuant to the provisions of the Special Warrant Certificates dated June 13, 2009.  The Special Warrant Certificates provide for, among other things, that each Special Warrant entitles the holder thereof to receive, upon exercise or deemed exercise of the Special Warrants, without payment of any additional consideration and subject to adjustment in certain circumstances, one Unit Share and one Warrant for each Special Warrant held, at any time prior to the Time of Expiry.  Special Warrants that have not been previously exercised will be deemed exercised on behalf of, and without any action required on the part of, the holder thereof at the Time of Expiry, being the earlier of: (i) the Clearance Date; and (ii) the Clearance Deadline.

The Company has agreed to use its commercially reasonable efforts to obtain a Final Receipt from the Autorité des marches financiers (the “AMF”) on behalf of itself and each of the Jurisdictions as soon as practicable following the Closing Date but in any event no later than 5:00 p.m. (Toronto time) on the Clearance Deadline.  See “Plan of Distribution”.  In the event that the Final Receipt is not obtained on or before the Clearance Deadline, each Special Warrant shall thereafter be deemed exercised for no additional consideration into 1.1 Unit Shares and 1.1 Warrants (in lieu of 1 Unit Share and 1 Warrant).  This prospectus also qualifies the distribution of any Additional Securities issuable on the exercise or deemed exercise of the Special Warrants.

In the event that a holder of Special Warrants exercises such Special Warrants prior to the Clearance Date, the Unit Shares and Warrants (and Warrant Shares issued upon exercise of the Warrants) will be subject to hold periods under applicable securities legislation and shall bear such legends as required by applicable securities laws.

No fractional Unit Shares or Warrants will be issued upon the exercise or deemed exercise of the Special Warrants and holders of the Special Warrants will not have any rights as shareholders of the Company.

In addition, the Special Warrant Certificates provide for and contain provisions for adjustments to the right of subscription, including the amount and kind of securities or other property issuable upon exercise, upon the occurrence of certain stated events, including any subdivision or consolidation of the Common Shares, certain distributions of the Common Shares or securities convertible into Common Shares, or of other securities or assets of the Company, certain offerings of rights, warrants or options and certain capital reorganizations.  The adjustments and readjustments provided for in the Special Warrant Certificates are cumulative and, subject to certain conditions, shall apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the number or kind of shares or securities issuable thereunder.

The rights of holders of Special Warrants may be modified.  The Special Warrant Certificates provide for meetings by holders of Special Warrants and the passing of resolutions by such holders which are binding on all holders of Special Warrants.

The Company has designated its office in the City of Ville St-Laurent, Québec, where the Special Warrants may be surrendered for exercise, exchanged or replaced.

The foregoing is a summary only of the terms of the Special Warrants and is qualified by the more detailed provisions of the Special Warrant Certificates.

Common Shares

Each Common Share entitles the holder to receive notice of and to attend all meetings of the shareholders of the Company and to one vote at such meetings.  The holders of Common Shares are, at the discretion of the Board and subject to applicable legal restrictions, entitled to receive any dividends declared by the Board.  The holders of Common Shares are entitled to share equally in any distribution of the assets of the Company upon the liquidation, dissolution, bankruptcy or winding-up of the Company or other distribution of its assets among its shareholders for the purpose of winding-up its affairs.

Warrants

The Warrants which are issuable upon the exercise or deemed exercise of the Special Warrants will be created and issued pursuant to warrant certificates  (the “Warrant Certificates”) between the Company and the holders of the Warrants.  Each Warrant will be exercisable by the holder thereof to acquire one Warrant Share at an exercise price of US$0.80 at any time before 5:00 p.m. (Toronto time) on July 13, 2012, after which time the Warrants will expire and become null and void.

The Warrant Certificates provide for and contains provisions for adjustments to the exercise price and number of Warrant Shares issuable thereunder, including the amount and kind of securities or other property issuable upon exercise, upon the occurrence of certain stated events, including any subdivision or consolidation of the Common Shares, certain distributions of the Common Shares or securities convertible into Common Shares, or of other securities or assets of the Company, certain offerings of rights, warrants or options and certain capital reorganizations.  The adjustments and readjustments provided for in the Special Warrant Certificates are cumulative and, subject to certain conditions, shall apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the number or kind of shares or securities issuable thereunder.

No adjustment in the exercise price or the number of Warrant Shares issuable upon the exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or the number of Warrant Shares purchasable upon exercise by at least one one-hundredth of an Warrant Share.

No fractional Warrant Shares will be issued upon the exercise of the Warrants and holders of the Warrants will not have any rights as shareholders of the Company.

The foregoing summary of certain provisions of the Warrant Certificates does not purport to be complete and is qualified in its entirety by reference to the provisions of the Warrant Certificates.

PRIOR SALES

The following sets out the Common Shares or securities convertible into Common Shares that have been issued by the Company during the past twelve month period:

Date of Issuance	Aggregate Number and Type of Securities Issued	Price Per Security	Exercise Price
August 18, 2008	75,000 Common Stock(1)	US$0.41	US$0.41
August 19, 2008	35,000 Common Stock(1)	US$0.41	US$0.41
September 8, 2008	175,000 Options to purchase Common Stock(2)	N/A	US$0.85
March 11, 2009	25,000 Options to purchase Common Stock(2)	N/A	US$0.31
May 11, 2009	31,071 Common Stock(1)	US$0.41	US$0.41
July 13, 2009	10,476,000 Special Warrants(3)	$0.40	N/A
July 13, 2009	838,080 Compensation Options (3)(4)	N/A	$0.80
July 13, 2009	419,040 Broker Shares(3)	N/A	N/A
July 22, 2009	350,000 Units(5)	$0.40	N/A

_________________

(1)

Exercise of  options to purchase common stock under the 2006 Stock Option Plan.

(2)

Grant of options to purchase common stock under the 2006 Stock Option Plan. The options expire on September 8, 2013.

(3)

Issued in connection with the Special Warrant Offering.

(4)

Each Compensation Option entitles the holder thereof to purchase one Common Share at an exercise price of US$0.80 until 5:00p.m. (Toronto time) on July 13, 2012.

(5)

Each Unit consisted of one Common Share and one Warrant.  Each Warrant entitles holders thereof to purchase one Common Share at an exercise price of US$0.80 until 5:00p.m. (Toronto time) on July 22, 2012.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSXV and trade under the stock symbol “IGX” and on the OTC Bulletin Board under the symbol “IGXT”.  The following table describes the high and low trading prices in Canadian dollars and the aggregate trading volumes for the periods indicated as reported by the TSXV.

	TSXV
	High	Low	Volume
2009
July – July 24	$0.65	$0.52	544,977
June	$0.59	$0.40	143,712
May	$0.55	$0.37	175,000
April	$0.62	$0.50	63,697
March	$0.62	$0.40	39,000
February	$0.65	$0.50	13,200
January	$0.75	$0.50	26,500
2008
December	$0.78	$0.50	35,500
November	$0.75	$0.50	163,500
October	$0.90	$0.50	134,500
September	$0.95	$0.85	90,500
August	$1.09	$0.90	318,000
July	$1.00	$0.90	210,077

PLAN OF DISTRIBUTION

This prospectus qualifies the distribution of 10,476,000 Units issuable upon the exercise or deemed of 10,476,000 previously issued Special Warrants.

Pursuant to the Agency Agreement, the Agents agreed to offer and sell on a best efforts agency basis, the Special Warrants at a price of $0.40 per Special Warrant. On the Closing Date, the Company completed the Special Warrant Offering pursuant to prospectus exemptions under applicable securities legislation in accordance with the Subscription Agreements between the Company and the Subscriber and pursuant to the Agency Agreement. The Company paid to the Agents a cash commission equal to 8% of the aggregate gross proceeds from the sale of the Special Warrants.  The Company also issued to the Agents 419,040 Broker Shares and granted 838,080 Compensation Options. Each Compensation Option entitles the holder to purchase one Compensation Option Share at a price of US$0.80 until July 13, 2012.  The Agents will receive no other fees in connection with the distribution of the Units under this prospectus.  The offering price of the Special Warrants was determined by negotiation between the Company and the Agents in accordance with the policies of the TSXV.

The Company has agreed to use commercially reasonable efforts to prepare and file this prospectus under the applicable securities laws of Québec and the Jurisdictions, to satisfy all comments from the AMF on behalf of itself and each of the Jurisdictions with respect to this prospectus and to obtain a receipt for a (final) short form prospectus qualifying the distribution of the Units as soon as practicable following the Closing Date and, in any event, by no later than 5:00 p.m. (Toronto time) on the Clearance Deadline. In the event that the Clearance Date has not occurred on or before 4:59 p.m. (Toronto time) on Clearance Deadline, each Special Warrant thereafter shall be deemed exercised for no additional consideration or  action on the part of the holder into 1.1 Unit Shares and 1.1 Warrants (in lieu 1 Unit Share and 1 Warrant). This prospectus also qualifies the distribution of any Additional Securities. Within five business days from the Time of Expiry, the Company will deliver certificates representing the Unit Shares and Warrants comprising the Units to the registered holders.  No further action will be required by the holders of Special Warrants upon the deemed exercise of the Special Warrants and, if the Company is not directed otherwise by the holder thereof, the certificates representing the underlying Unit Shares and Warrants will be registered in the same name or names as the Special Warrants.

Since the Closing Date, no Special Warrants have been exercised.  Each Special Warrant entitles the holder to acquire, at no additional cost, one Unit at any time prior to the Time of Expiry. Any Special Warrants that have not been exercised prior to the Time of Expiry will be deemed to have been exercised at the Time of Expiry in accordance with the terms of the Special Warrants.

Any securities issued upon exercise of Special Warrants prior to the Clearance Date will be subject to relevant hold periods under applicable securities legislation in Canada.  Any securities issued upon exercise of Special Warrants prior to the Registration Date will be subject to relevant hold periods under applicable securities legislation in the United States.

The Unit Shares, Warrants and Warrant Shares are restricted securities within the meaning of Rule 144 and as a result cannot be freely traded except pursuant to an effective registration filed with the SEC or pursuant to exemptions from the registration requirements of the U.S. Securities Act. The Company has undertaken to register the resale of the Unit Shares, Warrants and Warrant Shares with the SEC, however, until the date that such registration is declared effective none of the Unit Shares, Warrants or Warrant Shares may be offered, sold, pledged or otherwise transferred except (a) to the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable Canadian local laws and regulations; (c) within the United States, in accordance with (i) Rule l44A to a person the seller reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that is purchasing for its own account or for the account of one or more “qualified institutional buyers” and to whom notice is given that the offer, sale, pledge or transfer is being made in reliance upon Rule 144A, or (ii) Rule 144, if available, and in compliance with any applicable state securities laws of the United States; or (d) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws of the United States after providing an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, to the effect that the proposed transfer may be effected without registration under the U.S. Securities Act.  Any certificates representing any Unit Shares, Warrants or Warrant Shares when originally issued, and all certificates issued in exchange for or in substitution of such certificates will bear a restrictive legend setting forth the restrictions described above until such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.  See “United States Securities Law Restrictions” in “Risk Factors”.

The Company has agreed to indemnify the Agents and their affiliates and their respective directors, officers, employees and agents against certain losses, claims, damages, liabilities and expenses that arise out of or are based, directly or indirectly, upon the performance of the professional services rendered to the Company by the Agents pursuant to the Agency Agreement provided however that the indemnity does not apply to the extent such losses, claims, damages, liabilities and expenses as to which indemnification is claimed arise out of this negligence, dishonesty or fraud of the Agents in the performance of their professional services.

The Company has agreed in favour of the Agents that other than the sale of Common Shares and Common Share purchase warrants that were issued to certain existing securityholders of the Company in the United States concurrently with the Special Warrant Offering, it will not issue, offer, sell, contract to sell, announce the intention or otherwise dispose of any Common Shares or financial instruments convertible or exercisable into Common Shares, until the date which is 90 days following the Clearance Date, without the prior written consent of Paradigm, on behalf of the Agents, such consent not to be unreasonably withheld, except in conjunction with: (i) securities issued pursuant to the Special Warrant Offering and the exercise of the Special Warrants, Warrants and the Compensation Options; (ii) the grant or exercise of stock options and other similar issuances pursuant to the existing share incentive plan of the Company and other existing share compensation arrangements; (iii) outstanding convertible securities at the Closing Date; (iv) the acquisition by the Company of any intellectual property rights or licenses, interests or other assets; (v) pursuant to project finance requirements; and (vi) any obligations to issue securities existing as at June 17, 2009, which have been disclosed to the Agents or referred to in the Company’s public filings.

The Company has also caused its directors and executive officers and their respective associates to execute and deliver “lock-up” agreements in favour of the Agents in which they covenant and agree not to, directly or indirectly, offer, sell, contract to sell, lend, swap or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to do any of the foregoing, any Common Shares or other securities of the Company held by them, directly or indirectly, for a period of 90 days following the Clearance Date unless: (i) they first obtain the prior written consent of Paradigm, on behalf of the Agents, such consent not to be unreasonably withheld, or (ii) there occurs a take-over bid or similar transaction involving a change of control of the Company.

The Common Shares are currently listed on the TSXV under the symbol “IGX” and on the OTC Bulletin Board under the symbol “IGXT”.  The TSXV has conditionally approved the listing of the Unit Shares to be distributed upon exercise of the Special Warrants (including the Warrant Shares issuable upon exercise of the Warrants) subject to the Company fulfilling all of the customary requirements of the TSXV.  On June 17, 2009, the last trading day prior to the announcement of the Special Warrant Offering, the closing price of the Common Shares on the TSXV was $0.40 and the closing price on the OTCBB was US$0.51.  On July 24, 2009, the last day on which the Common Shares traded prior to the date of this prospectus, the closing price of the Common Shares on the TSXV was $0.64 and the closing price on the OTCBB was US$0.699.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Borden Ladner Gervais LLP, counsel to the Company, and Cassels Brock & Blackwell LLP, counsel to the Agents, the following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Tax Act applicable to a holder of Special Warrants (“Holder and collectively, the “Holders”) who acquires Units thereunder.  This summary assumes that the Company is not resident in Canada for the purposes of the Tax Act.  This summary applies to Holders: (i) who are resident in Canada for the purposes of the Tax Act; (ii) who deal at arm’s length and are not affiliated with the Company; (iii) who are not “financial institutions” as defined in the Tax Act for purposes of the mark-to-market rules; (iv) who are not “specified financial institutions” as defined in the Tax Act; (v) for whom a Unit, Warrant or Common Share would not be a “tax shelter investment” for the purposes of the Tax Act; (vi) in respect of whom the Company is not a “foreign affiliate” for the purposes of the Tax Act; (vii) who have not made a functional currency reporting election pursuant to Section 261 of the Tax Act; (viii) who hold their Special Warrants, and will hold their Common Shares and Warrants as capital property.  Such securities will generally be “capital property” to a Holder unless they are held in the course of carrying on a business of trading or dealing in securities or have been acquired in a transaction or transactions considered to be an adventure in the nature of trade. In this Summary, Unit Shares and Warrant Shares are sometimes collectively referred to as “Common Shares”.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act (the “Tax Proposals”) which have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”).  This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein.  No assurances can be given that such Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Units.  The following description of income tax matters is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder.  Holders should consult their own tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Foreign Investment Entity Proposals

The Tax Proposals contain provisions that relate to the taxation of certain interests held by Canadian residents in certain non-resident entities that are “foreign investment entities” (“FIEs”), applicable for taxation years commencing after 2006 (the “FIE Proposals”). The January 27, 2009 Federal Budget announced that the Government of Canada will review the existing FIE Proposals in light of submissions that it has received before proceeding with measures in this area. There can be no assurance that the FIE Proposals will be enacted in the form proposed or at all.

In general terms, the FIE Proposals, as currently drafted, would apply to require a Holder that holds a “participating interest” (that is not an “exempt interest”) in a non-resident entity that is a FIE at the entity’s taxation year-end to take into account in computing the Holder’s income for the Holder’s taxation year that includes such taxation year-end: (i) an amount based on a prescribed rate of return on the “designated cost” of such participating interest held by the Holder at the end of each month ending in the Holder’s taxation year at which time the participating interest is held by the Holder; (ii) in certain circumstances, any gains or losses accrued on such participating interest for the year; or (iii) in certain limited circumstances, the Holder’s proportionate share of the FIE’s income (or loss) for the year calculated using Canadian tax rules.  For the purposes of the FIE Proposals, the Common Shares and Warrants will constitute participating interests in the Company.

The Company will not be a FIE at the end of a taxation year provided that, at that time, the “carrying value” of all of the Company’s “investment property” is not greater than one-half of the “carrying value” of all of its property or, throughout the taxation year, its principal undertaking was the carrying on of a business other than an investment business as determined for purposes of the FIE Proposals.  The Company is of the view, and has advised counsel, that if the Company had a taxation year-end on the Closing Date, the Company would not be a FIE on that date on the basis that on the Closing Date the carrying value of its investment property would not be greater than one-half of the carrying value of all of its property or alternatively that its principal undertaking was the carrying on of a business other than an investment business as determined for the purposes of the FIE Proposals.  However, the determination of whether or not the Company is a FIE must be made on an annual basis at the end of each taxation year of the Company and no assurance can be given that the Company will not be a FIE at the end of any of its taxation years.

The FIE Proposals are complex and have been subject to extensive amendments. No assurances can be given that these provisions will be enacted in the form proposed. Holders should consult their own tax advisors with respect to the application of the FIE Proposals based on their own particular circumstances. For the purposes of the remaining Canadian Federal Income Tax disclosure, it has been assumed that the Company is not a FIE

Foreign Property Information Reporting

A Holder that is a “specified Canadian entity” for a taxation year or a fiscal period and whose total cost amount of “specified foreign property” (as such terms are defined in the Tax Act), including the Common Shares and Warrants, at any time in the year or fiscal period exceeds C$100,000 will be required to file Form T-1135 for the year or period disclosing prescribed information.  Subject to certain exceptions, a Holder will generally be a specified Canadian entity.  Holders should consult their own tax advisors with respect to the application of the foreign property information reporting requirements to them based on their own particular circumstances.

Acquisition of Common Shares and Warrants on Exercise of Special Warrants

No gain or loss will be realized by a Holder upon the exercise of a Special Warrant for a Unit.

On the exercise of a Special Warrant, the Holder will be considered to have acquired the Common Share and Warrant comprising the Unit.  The cost of the Special Warrant exercised by the Holder must be allocated on a reasonable basis between the Common Share and the Warrant to determine the cost of each for purposes of the Tax Act.  For its purposes, the Company intends to allocate $0.26 of the cost of the Special Warrant to the Unit Share and $0.14 to the Warrant, although such allocation is not binding on the CRA or the Holder. The Holder’s adjusted cost base of each of the Common Share or Warrant so acquired will be determined by averaging such cost with the adjusted cost base to the Holder of all other Common Shares or Warrants owned by the Holder as capital property immediately prior to such acquisition.

Exercise of Warrants

No gain or loss will be realized by a Holder upon the exercise of a Warrant to acquire a Common Share.

When a Warrant is exercised, the Holder’s cost of the Common Share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such Warrant and the exercise price paid for the Common Share. The Holder’s adjusted cost base of the Common Share so acquired will be determined by averaging such cost with the adjusted cost base to the Holder of all other Common Shares owned by the Holder and held as capital property immediately prior to such acquisition.

Disposition and Expiry of Warrants

A disposition or deemed disposition by a Holder of a Warrant (other than upon the exercise thereof) will generally give rise to a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or less) than such Holder’s adjusted cost base of the Warrants. In the event of the expiry of an unexercised Warrant, the Holder will realize a capital loss equal to the Holder’s adjusted cost base of such Warrant. The tax treatment of capital gains and losses is discussed in greater detail below under the subheading "Capital Gains and Losses".

Dividends

Dividends received or deemed to be received on the Common Shares will be included in computing the Holder’s income. In the case of a Holder that is an individual such dividends will not be subject to the gross-up and dividend tax credit rules normally applicable in respect of taxable dividends received from taxable Canadian corporations.  In the case of a Holder that is a corporation, such dividends will not be deductible to the corporation as is normally the case in respect of dividends received from the taxable Canadian corporations (as defined in the Tax Act).

United States non-resident withholding tax on dividends received by a Holder is generally eligible for foreign tax credit or deduction treatment, where applicable, under the Tax Act.  Holders should consult their own tax advisors with respect to their eligibility for such foreign tax credits or deductions.

Disposition of Common Shares

A disposition or deemed disposition by a Holder of Common Shares will generally give rise to a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or less) than such Holder’s adjusted cost base of such shares. The tax treatment of capital gains and losses is discussed in greater detail below under the subheading "Capital Gains and Losses".

Capital Gains and Losses

Generally, one-half of any capital gain will be included in income as a taxable capital gain and one-half of any capital loss may normally be deducted as an allowable capital loss against taxable capital gains realized in the year of disposition. Any unused allowable capital losses may be applied to reduce net taxable capital gains realized in the three preceding taxation years or any subsequent taxation year, subject to the provisions of the Tax Act in that regard.

Other Taxes

A Holder that is throughout the relevant taxation year a "Canadian-controlled private Company" (as defined in the Tax Act) also may be liable to pay an additional refundable tax of 6⅔% on its “aggregate investment income” for the year, including: (i) dividends received on Common Shares; and (ii) taxable capital gains realized on a disposition (or deemed disposition) of Common Shares.

Individuals (other than certain trusts) may be subject to alternative minimum tax in respect of realized capital gains as calculated in accordance with the detailed rules set out in the Tax Act.

Holders should consult their own tax advisors with respect to the application of these additional taxes based on their own particular circumstances.

CERTAIN UNITED STATES TAX CONSIDERATIONS

The following is a general summary of certain United States federal income tax consequences, under current law, generally applicable to non-U.S. Holders (as defined below).  This summary does not address all potentially relevant U.S. federal income tax matters and it does not address consequences to persons subject to special provisions of U.S. federal income tax law, such as those described below.  United States alternative minimum tax considerations are not addressed in this summary.  In addition, this summary does not cover any state, local or foreign tax consequences, nor any U.S. federal gift, estate or generation-skipping transfer tax consequences other than as set forth below.  This summary is directed only to prospective holders of Units qualified by this prospectus.

The following summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published Internal Revenue Service (“IRS”) rulings, published administrative positions of the IRS, and court decisions that are currently applicable, any of which could be materially and adversely changed, possibly on a retroactive basis, at any time including, without limitation, United States rates of taxation.  This summary does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time.  Prospective purchasers of Units should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax issues discussed in this summary, and that no assurance can be given that the IRS will not successfully challenge the conclusions reached herein.

Furthermore, this summary does not address all aspects of U.S. federal income taxation that may be relevant to certain holders in light of their own circumstances, or who are subject to special treatment under U.S. tax rules, such as holders whose income from the ownership or disposition of Units is effectively connected with the conduct of a trade or business within the United States under the Code, financial institutions, broker/dealers, insurance companies, regulated investment companies, tax-exempt organizations or individuals subject to tax pursuant to United States law applicable to certain United States expatriates.  This summary does not address the tax considerations applicable to persons who hold Units through an intermediary entity such as a trust, estate, partnership or an entity taxable as a partnership, or other form of “flow through” entity.

For purposes of this summary, a “non-U.S. Holder” means any holder of Units that is not: (i) a citizen or individual resident in the United States for U.S. federal income tax purposes; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or a political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if (A) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or (B) the trust was in existence on August 20, 1996 and has properly elected under applicable Treasury Regulations to continue to be treated as a United States person.

  This summary is for general information only and it is not intended to be, nor should it be construed to be, legal or tax advice to any non-U.S. Holder or prospective holder of Units and no opinion or representation with respect to the United States federal income tax consequences to any such non-U.S. Holder or prospective holder is made.  Accordingly, non-U.S. Holders and prospective holders of Units should consult their own tax advisors about the federal (income and non-income), state, local, and foreign tax consequences of purchasing, owning and disposing of Units.

Circular 230 Disclosure

ANY TAX STATEMENT MADE HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR PURPOSES OF AVOIDING ANY PENALTIES.  ANY SUCH STATEMENT HEREIN IS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTION TO WHICH THE STATEMENT RELATES.  EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Allocation of Purchase Price for Units

Non-U.S. Holders will be required to allocate the purchase price of each Unit between its component parts, e.g., the Common Share and the one Common Share purchase Warrant, on a reasonable basis in accordance with the fair market value of each Common Share and Warrant, in order to determine each one’s respective tax basis for purposes of the Code.  Non-U.S. Holders should consult their own tax advisors concerning the appropriate allocation of issue price between each Common Share and each Warrant.

Exercise or Expiration of Warrants

A non-U.S. Holder generally will not realize a gain or loss upon the exercise of a Warrant.  The non-U.S. Holder’s adjusted tax basis of Common Shares acquired by exercising Warrants will be equal to the aggregate of the non-U.S. Holder’s adjusted tax basis of the Warrants exercised plus the exercise price paid for Common Shares.

In the event of the expiration of an unexercised Warrant, the non-U.S. Holder generally will realize a capital loss equal to the non-U.S. Holder’s adjusted tax basis of such Warrant.  (See “Capital Gains and Losses,” below).

Disposition of Warrants

A non-U.S.Holder who disposes of or is deemed to have disposed of a Warrant (other than a disposition arising on the exercise or expiration of a Warrant) generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds on disposition exceed (or are exceeded by) the adjusted tax basis of such Warrant.  (See “Capital Gains and Losses,” below).

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a non-U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. Holder’s proportionate interest in the “earnings and profits” or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). (See “Distributions on Common Shares,” below).

Distributions on Common Shares

The gross amount of any distribution (including non-cash property) paid by the Company with respect to Common Shares is treated first as a dividend to the extent such distribution is paid out of current or accumulated earnings and profits of the Company, as determined under United States federal income tax principles.  To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits for a taxable year, the distribution first will be treated as a tax-free return of capital to the extent of the non-U.S. Holder’s adjusted tax basis in the Common Shares and to the extent that such distribution exceeds the non-U.S. Holder’s adjusted tax basis in the Common Shares, will be treated as a capital gain.  Distributions characterized as dividends will be subject to withholding tax under Section 1441 of the Code.  The withholding tax rate under the Code is generally 30%, but may be reduced pursuant to a treaty.  Under the Convention between the United States of America and Canada with respect to Taxes on Income and on Capital, as amended, the withholding tax rate on dividends paid to non-U.S. Holders may be reduced to 5% or 15%.  Non-U.S. Holders will be required to provide specific documentation to claim a treaty exemption or reduced rate of withholding with respect to the distribution.

Dispositions of Common Shares

Gain or loss, if any, realized by a non-U.S. Holder on the sale or other disposition of Common Shares generally is treated as capital gain or loss in an amount equal to the difference between the non-U.S. Holder’s adjusted tax basis in the Common Shares and the amount realized on disposition.  (See “Capital Gains and Losses,” below).

Capital Gains and Losses

A capital gain or loss may be realized with respect to a disposition of Warrants or Common Shares (and may be realized with respect to certain distributions on Common Shares), as described above.  The amount of the capital gain or loss will be equal to the difference between the  non-U.S. Holder’s adjusted tax basis in the Warrants or Common Shares (as the case may be) and the amount realized on the transaction.  Generally, under the Code the U.S. does not tax non-U.S. Holders on their U.S. capital gains from dispositions of capital assets such as the Common Shares and Warrants unless (i) non-U.S. Holders are present in the U.S. for more than 183 days in the tax year in which the gain is realized and recognized and certain other requirements are met or (ii) the gains are effectively connected (“ECI”) with a U.S. trade or business.  If the non-U.S. Holder is present within the U.S. for more than 183 days in the tax year in which the gains are realized and recognized and the gains are not ECI, the gains are subject to withholding tax at a 30% or lower treaty rate if applicable.  If the gains are ECI, they are subject to U.S. tax at graduated individual or corporate rates, and the non-U.S. Holder is required to file a U.S. income tax return to report such gains, but the non-U.S. Holder generally will not be subject to a withholding tax if certain certification requirements are satisfied.  If the Company is determined to be a “United States Real Property Holding Corporation” (“USRPHC”) under Section 897(c)(2) of the Code, any gain realized on disposition of Common Shares or Warrants generally would be deemed ECI and therefore subject to U.S. tax.

U.S. Estate Tax

Common Shares and Warrants generally will be “U.S. situs” assets for U.S. federal estate tax purposes and therefore a decedent non-U.S. Holder’s estate may be subject to U.S. estate tax on the value of the Common Shares and Warrants at the non-U.S. Holder’s date of death.  The potential application of the U.S. estate tax is very complex and non-U.S. Holders should consult their own tax advisors concerning U.S. estate tax exposure related to ownership of the Common Shares and Warrants.

RISK FACTORS

An investment in the Unit Shares and Warrants to be issued upon exercise of the Special Warrants is highly speculative due to the nature of the Company’s involvement in the research, development and commercialization of novel drug delivery technologies.  The Company’s business is subject to the risks normally encountered in the pharmaceutical industry.  An investor should carefully consider the information described in this prospectus as well as the Risk Factors set out in our Form 10-K, MD&A and the Management Information Circular incorporated herein by reference.

Risk factors relating to the Company are discussed in the Form 10-K, MD&A and Management Information Circular incorporated by reference in this prospectus.  These risk factors, together with all of the other information included or incorporated by reference in this prospectus, should be carefully reviewed and considered before a decision is made to invest in the securities to be distributed hereunder.  Such risks may not be the only risks facing the Company.  Additional risks not currently known may also impair the Company's business operations and results of operation.

Market for the Common Shares and Volatility

The TSXV has conditionally approved the listing of the Unit Shares and Warrant Shares to be issued upon exercise of the Special Warrants and Warrants respectively.  Listing will be subject to the Company fulfilling all of the customary listing requirements of the TSXV.

The market price of the Common Shares may be volatile.  The volatility may affect the ability of holders to sell the Common Shares at an advantageous price.  Market price fluctuations in the Common Shares may be due to the Company’s operating results failing to meet the expectations of securities analysts or investors in any quarter, downward revision in securities analysts’ estimates, governmental regulatory action, adverse change in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors, including, without limitation, those set forth under “Cautionary Statement Regarding Forward Looking Information”.  In addition, the market price for securities in stock markets, including the TSXV, recently experienced significant price and trading fluctuations.  These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance.  These broad market fluctuations may adversely affect the market prices of the Common Shares.

Use of the Proceeds of this Offering

The Company currently intends to allocate the net proceeds received from the Special Warrant Offering as described under “Use of Proceeds” in this prospectus.  However, IntelGenx’s management will have discretion in the actual application of the net proceeds, and may elect to allocate proceeds differently from that described in this prospectus if it is believed it would be in the best interests of the Company to do so as circumstances change.  The failure by management to apply these funds effectively could have a material adverse effect on the business of the Company.

Lack of liquidity for Warrants

The Warrants are not listed for trading on a market or stock exchange in Canada or the United States, which may result in a lack of liquidity for the Warrants in the secondary market.

United States Securities Law Restrictions

The Unit Shares, Warrants and Warrant Shares are restricted securities within the meaning of Rule 144 and as a result cannot be freely traded except pursuant to an effective registration filed with the SEC or pursuant to an available exemption from the registration requirements of the U.S. Securities Act. The Company has undertaken to register the Unit Shares, Warrants and Warrant Shares under the U.S. Securities Act, however, there can be no assurances that such registration statement will ever be declared effective by the SEC.  If the Company is not successful in registering for resale the Unit Shares, Warrants and Warrant Shares, such securities will remain “restricted securities” within the meaning of Rule 144 until such time as Rule 144 no longer applies which may be up to twelve months from the date of issuance for holders who are not affiliates of the Company.

INTEREST OF EXPERTS

Certain legal matters in connection with the Special Warrant Offering will be passed upon by Borden Ladner Gervais LLP and Hodgson Russ LLP, U.S. counsel, on behalf of the Company, and by Cassels Brock & Blackwell LLP, on behalf of the Agents.  As at the date hereof, the partners and associates of Borden Ladner Gervais LLP, Hodgson Russ LLP and Cassels Brock & Blackwell LLP, each as a group, beneficially own, directly or indirectly, less than one percent of the outstanding Common Shares of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are RSM Richter S.E.N.C.R.L./LLP (“RSM Richter”), 2, Place Alexis Nihon, Montréal, Québec, H3Z 3C2.  RSM Richter has advised the Company that they are independent of IntelGenx in accordance with the Independence Standards of the PCAOB, Securities and Exchange Commission (SEC), the American Institute of Certified Public Accountants (AICPA) and the Independence Standards Board (ISB) and under the Rules of Professional Conduct of the Ordre des comptables agréés du Québec.

The registrar and transfer agent for the Common Shares is StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania, 19003.

The Canadian co-transfer agent for the Common Shares is Equity Transfer & Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities.  This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment thereto.  In several of the revisions of the price or provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some provinces, damages where the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

CONTRACTUAL RIGHT OF ACTION FOR RESCISSION

The Company has granted to each holder of a Special Warrant a contractual right of rescission of the prospectus-exempt transaction under which the Special Warrants were initially acquired.  The contractual right of rescission provides that if a holder of a Special Warrant who acquires Unit Shares and a Warrant upon exercise or deemed exercise of the Special Warrant as provided for in this prospectus is, or becomes, entitled under the securities legislation of a jurisdiction to the remedy of rescission because of the short form prospectus or an amendment to the short form prospectus containing a misrepresentation: (a) the holder is entitled to rescission of both the holder’s exercise of its Special Warrant and the private placement transaction under which the Special Warrant was initially acquired, (b) the holder is entitled in connection with the rescission to a full refund of all consideration paid to the Company or the Agents, as the case may be, on the acquisition of the Special Warrants, and (c) if the holder is a permitted assignee of the interest of the original Special Warrant subscriber, the holder is entitled to exercise the rights of rescission and refund as if the holder was the original subscriber.

The contractual rights of action described above are in addition to and without derogation from any other right or remedy that a purchaser of Special Warrants may have at law.

AUDITORS’ CONSENT

We have read the short form prospectus of IntelGenx Technologies Corp. (the “Company”) dated ●, 2009 relating to the qualification for distribution of common shares and common share purchase warrants of the Company issuable upon the exercise or deemed exercise of issued and outstanding special warrants of the Company.  We have complied with Canadian generally accepted standards for an auditors’ involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned short form prospectus of our report to the shareholders of the Company on the consolidated balance sheet of the Company as at December 31, 2008 and the consolidated statements of income (loss), comprehensive income (loss), cash flows and changes in shareholders’ equity for the year ended December 31, 2008.  Our report is dated March 23, 2009.

RSM Richter LLP
Chartered Accountants
Montréal, Canada
●, 2009

CERTIFICATE OF THE COMPANY

Dated:  July 27, 2009

This short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of Québec, British Columbia, Alberta, Manitoba and Ontario.

/signed/ Horst G. Zerbe	/signed/ Paul Simmons
President and Chief Executive Officer	Chief Financial Officer

On Behalf of the Board of Directors

/signed/ Bernd Melchers	/signed/ Bernard Boudreau
Director	Director

CERTIFICATE OF THE AGENTS

Dated:

July 27, 2009

To the best of our knowledge, information and belief, this short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of Québec, British Columbia, Alberta, Manitoba and Ontario.

PARADIGM CAPITAL INC.
By: (Signed) Tony Pullen
Partner, Corporate Finance

BOLDER INVESTMENT PARTNERS, LTD.		UNION SECURITIES LTD.
By: (Signed) Paul J.C. Woodward		By: (Signed) Jovan Stupar
Vice-President, Corporate Finance		Managing Director, Investment Banking